UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K / A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2019

REAC GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8878 Covenant Avenue, Suite 209, Pittsburgh, PA	15237
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: (724) 656-8886

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Material Events

On April 13, 2020, we entered into a second Amended Agreement and Plan of Share Exchange Agreement that was originally entered into on December 26, 2019 (the “Agreement”) by and Amongst, REAC Group, Inc. (“REAC”) and Florida Beauty Express, Inc., Florida Beauty Flora, Inc., Floral Logistics of Miami, Inc., Floral Logistics of California, Inc., Tempest Transportation Inc. (the “Companies”) and Companies shareholders. The Agreement is for the exchange of 100% of the outstanding shares of the Companies in exchange for 15,015,002 shares of REAC Common Stock and 500,000 shares of REAC Series A Preferred Stock. The Conditions to the Agreement have been satisfied and fully closed, and the Companies are now wholly-owned subsidiaries of REAC. The Agreement also states that Mr. Robert DeAngelis will return to the REAC Treasury all of the shares that he currently controls, in return for $350,000, to be paid as follows: $100,000 shall be paid in cash within three (3) days of closing by wired funds to Robert DeAngelis, (the “Closing Cash”), the Closing Cash has been paid, and the remaining $150,000 will be payable in $75,000 installments for the first two quarters after closing (April 30, 2020 (of which $12,000 has been paid) and June 30, 2020 respectively) and Mr. DeAngelis will also receive 100,000 shares of common stock, that will be valued at $1.00 per share, respectively. As part of the Agreement, Mr. Robert DeAngelis will also resign and appoint new officers and directors as to be chosen by the Companies. The Company plans to bring Mr. DeAngelis back as a consultant and / or an advisor, but no agreements have been made to do so, at this time.

The 15,015,002 shares of Common Stock and 500,000 shares of Preferred Stock will be distributed as described below:

Common Stock

Shares to Issue	Shareholder
1,876,875	Efrat Afek
1,876,875	Ralph Milman
3,753,751	Ronan Koubi
3,003,000	The Q Trust
2,552,551	Ronald Minsky
1,951,950	The Apollo Family Trust

Series A Preferred Stock

Shares to Issue	Shareholder
62,500	Ralph Milman
62,500	Efrat Afek
125,000	Ronan Koubi
105,000	The Q Trust
80,000	Ronald Minsky
65,000	The Apollo Family Trust

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The Agreement may be terminated, and the Acquisition contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof by either Acquiror or the Companies.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which are filed is Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under Item 1.01 are incorporated herein by reference.

Item 2.03 Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Reference is made to the issuance of the shares of restricted Company common stock to the Companies, and Mr. DeAngelis as described under Item 1.01 above. The issuance of the shares will be conducted by the Company in reliance upon the exemption from registration provided by Section 4(2) and upon Regulation S of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits:

Exhibit No.	Description

10.1	Amended Plan of Share Exchange Agreement by and Amongst REAC and the Companies, dated 4.13.20.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAC GROUP, INC.

/s/ Robert DeAngelis
Robert DeAngelis
President

Date: April 16, 2020

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